EXHIBIT 3.1

CIBER, INC.

AMENDED AND RESTATED BYLAWS

Adopted January 25, 2016

Article I

OFFICES

The registered office of CIBER, Inc. (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.  The Corporation shall have offices at such other places as the board of directors, in its discretion, may from time to time determine.

Article II

STOCKHOLDERS

Section 1.  Annual Meetings.

The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be designated from time to time by the board of directors.  Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the board of directors.  Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed.

Section 2.  Business Conducted at Meetings.

(a)    To be properly brought before an annual meeting, any business (other than director nominations, which is addressed in Section 2(b)) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or (iii) otherwise properly brought before the meeting by a stockholder (A) who is a stockholder of record on the date of the giving of the notice provided in this Section 2(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2(a). For business to be considered properly brought before the annual meeting by a stockholder, such stockholder must, in addition to any other applicable requirements, have given timely notice of such stockholder’s intent to bring such business before such meeting and any such business must constitute a proper matter for stockholder action.

To be timely, a stockholder’s notice must be in proper written form and must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the commencement of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of the annual meeting of stockholders commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.
To be in proper form, a stockholder’s notice to the secretary shall set forth the matters referenced in Section 2(c).

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 2(a). The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2(a), and if he should so determine, he shall declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(b)    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of directors must be specified in the notice of meeting (or any supplement thereto), (i) made by or at the direction of the board of directors or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided in this Section 2(b) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the timely notice procedures set forth in this Section 2(b).
To be timely, a stockholder’s notice must be in proper written form and must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the commencement of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of the annual meeting of stockholders commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.
(c) To be in proper form, a stockholder’s notice to the secretary shall set forth:
    (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person (present and for the past five (5) years), (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, (D) a questionnaire (provided by the Corporation to the stockholder upon request) completed by the nominee that, among other things, inquires into such person’s independence, (E) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (F) the written resignation of such person as required by Section 2 of Article II; and (G) any other information relating to such person that would be required to be disclosed or other filings required to be made in connection with a solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and
(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf each a proposal or nomination is made: (A) the name and record address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, on whose behalf a proposal or nomination is made, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, as well as whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the Corporation, (C) a complete and accurate description of any agreement, arrangement or understanding (whether written or oral) between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with such nomination or proposal and the name and address of any other person or persons known to the stockholder or such beneficial owner to support such nomination or proposal, (D) a complete and accurate description of any option, warrant, convertible security or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not settled in cash or in securities of the Corporation, directly or indirectly owned by such stockholder or beneficial owner or such affiliate or associate, (E) a complete and accurate description of any agreement, arrangement or understanding (whether written or oral and including without limitation any short positions, profits interests, hedging transactions, borrowed or loaned shares) that has been entered into or made as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner or such affiliate or associate, if any, the effect or intent of which is to mitigate loss to or the manage risk of stock prices changes for, or to increase the voting power of, such stockholder or beneficial owner with respect to shares of capital stock of the Corporation, (F) a description of all arrangements or understandings (whether written or oral), including, without limitation, between such stockholder and beneficial owner or such affiliate or associate, if any, and each proposed nominee and any other person or persons (G) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, (H) a representation whether such stockholder or such beneficial owner or such affiliate or associate, if any, or associates, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or pass the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal nomination, and (I) any other information relating to such person that would be required to be disclosed or other filings required to be made in connection with a solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, (J) a representation that the stockholder will update the information set forth in clauses (A) through (E) above as of the record date for the meeting by delivery of written notice to the Corporation promptly following the later of the record date or public announcement of the record date.
Notwithstanding anything in the Bylaws to the contrary:
(i) No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2(b). The presiding officer at such meeting may, if the facts warrant, determine and declare to the meeting that the nomination was defective and not properly brought before the meeting in accordance with the provisions of this Section 2(c), and if he should so determine, he shall declare to the meeting that such defective nomination shall be disregarded.
(ii) In the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2(c) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(d)    General.

(i)            Notwithstanding anything in the Bylaws to the contrary, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present proposed business or a nomination, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies with respect to such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)           For purposes of this Section 2, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(iii)          Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act.

Section 3.  Special Meetings.

Except as otherwise required by law or by the Certificate of Incorporation and subject to the rights of the holders of any class or series of stock having a preference over the common stock, special meetings of stockholders may be called only by the chairman of the board, the chief executive officer, the president, the executive vice president or the board of directors pursuant to a resolution approved by a majority of the entire board of directors. The term “entire board of directors,” as used in these Bylaws, means the total number of directors which the Corporation would have if there were no vacancies.
 Section 4.  Stockholder Action: How Taken.
Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may be effected without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders holding not less than two-thirds of the voting power of the outstanding stock entitled to vote. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 5.  Notice of Meeting.

Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, and the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, except as otherwise required by statute or the Certificate of Incorporation. Such notice shall be given either personally or by mail, prepaid telegram, telex, facsimile transmission, cablegram, radiogram, or any other means or manner permitted under the Delaware General Corporation Law (including without limitation Sections 232 and 233 thereunder), to the stockholders of record entitled to vote at such meeting. If mailed, then such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, then such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder’s address as it appears on the stock records of the Corporation or when directed to the proper facsimile number, electronic mail address or other proper electronic destination.

Section 6.  Waiver.

Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

Section 7.  Voting List.

The secretary shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network (in accordance with the requirements of Section 219 of the Delaware General Corporation Law), or (ii) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, the list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 8.  Quorum.

Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum.  In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.  If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, notwithstanding the prior paragraph and except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum.

Section 9.  Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting of stockholders; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof shall not be more than sixty nor less than ten days before the date of such meeting.  The record date for any other action shall not be more than sixty days prior to such action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 10.  Procedure.

The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

Article III

DIRECTORS

Section 1.  Number.

Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation, including Article IV relating to the rights of the holders of any class or series of stock having a preference over the common stock, the number of directors shall be fixed from time to time exclusively by resolutions adopted by the board of directors; provided, however, that the number of directors shall at no time be less than three nor greater than eleven and further provided that no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Section 2.  Election and Terms.

The directors shall be divided into three classes as determined by the board of directors, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At the next annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors shall be elected for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders thereafter, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.

Except as provided below with respect to Contested Elections, each nominee shall be elected a director by a Majority Vote with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. For purposes of these Bylaws, a “Majority Vote” means that the number of votes cast in favor of a nominee must exceed the number of votes cast against that nominee’s election. Abstentions and broker non-votes, if any, will not count as a vote cast with respect to that nominee.

In the event of a Contested Election, Directors shall be elected by a plurality of the votes cast. For purposes of these Bylaws, a “Contested Election” means an election of directors (i) for which the secretary of the Corporation has received a notice that a stockholder has nominated a person for election to the board of directors in compliance with Section 2(b) of Article II, and (ii) such nomination has not been withdrawn at least five (5) days prior to the date the Corporation first mails the notice of meeting for such meeting to stockholders.

In order for any person to become a nominee of the board of directors for service on the board of directors or to continue serving on the board of directors, such person must submit a resignation, contingent (i) on that person not receiving the required vote for re-election, and (ii) acceptance of that resignation by the board of directors in accordance with policies and procedures adopted by the board of directors for such purposes. A resignation that becomes effective pursuant to this paragraph shall provide that it is irrevocable.

The board of directors, acting on the recommendation of the Nominating and Corporate Governance Committee of the board of directors, shall within ninety (90) days of receiving the certified results of the stockholder vote pertaining to such election, determine whether to accept the resignation of any unsuccessful incumbent. Absent a determination by the board of directors that it is in the best interests of the Corporation for an unsuccessful incumbent to remain as a director, no such person shall be elected by the board of directors to serve as a director, and the board of directors shall accept that person's resignation. If the board of directors accepts the resignation of a director who is an unsuccessful incumbent, or if in a non‑Contested Election a nominee for director who is not an incumbent director does not receive a Majority Vote, then the board of directors may fill the resulting vacancy pursuant to the provisions of Section 2 of Article III, or may decrease the size of the board of directors pursuant to the provisions of Section 1 of Article III.

Subject to the rights of holders of any class or series of stock having a preference over the common stock, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally, subject to the requirements of Section 2 of Article II.

Section 3.  Newly Created Directorships and Vacancies.

Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation, including Article IV relating to the rights of the holders of any class or series of stock having a preference over the common stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office or a sole remaining director, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director’s successor shall have been elected and qualified.

Section 4.  Regular Meetings.

The first meeting of each newly elected board of directors elected at the annual meeting of stockholders shall be held immediately after and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. Regular meetings of the board of directors shall be held at such times and places as the board of directors may from time to time determine.

Section 5. Special Meetings.

Special meetings of the board of directors may be called at any time, at any place and for any purpose by the chairman of the executive committee, if any, the chairman of the board, the chief executive officer, or by any officer of the Corporation upon the request of a majority of the entire board of directors.

Section 6.  Notice of Meetings.

Notice of regular meetings of the board of directors need not be given.

Notice of every special meeting of the board of directors shall be given to each director at his usual place of business or at such other business, residence or email address as shall have been furnished by him for such purposes.  Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the third calendar day preceding the date of the meeting or (b) personally delivered, communicated by electronic means or communicated by telephone at least twenty-four hours before the time of the meeting.  Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 7.  Waiver.

Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 8.  Quorum.

Except as may be otherwise provided by law, in the Certificate of Incorporation, or in these Bylaws, the presence of a majority of the entire board of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the board of directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be deemed the act of the board of directors. Less than a quorum may adjourn any meeting of the board of directors from time to time without notice.

Section 9.  Participation in Meetings by Telephone.

Members of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 10.  Powers.

The business, property and affairs of the Corporation shall be managed by or under the direction of its board of directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, by the Certificate of Incorporation, or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 11.  Compensation of Directors.

Directors shall receive such compensation for their services as shall be determined by a majority of the entire board of directors, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as directors.

Section 12.  Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

Article IV

COMMITTEES

Section 1.  Designation of Committees.

The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

Section 2.  Committee Powers and Authority.

The board of directors may provide, by resolution or by amendment to these Bylaws, that a committee may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the board of directors in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, pursuant to Article IV of the Certificate of Incorporation, fix the designations and any of the preferences or rights of shares of preferred stock relating to dividends, redemption, dissolution, any distribution of property or assets of the Corporation, or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 3.  Committee Procedures.

To the extent the board of directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Article III, Section 4 (except as they relate to an annual meeting of the board of directors) and Article III, Sections 5, 6, 7, 9, 10, and 12 of these Bylaws, as if the committee were the board of directors.

Article V

OFFICERS

Section 1. General.

The Corporation shall have as officers a chief executive officer, a president, a treasurer and a secretary. The Corporation may have a chief operating officer, a chief administrative officer, a chief financial officer and such number of executive vice presidents as the board of directors may from time to time determine, each of whom shall be appointed by the board of directors.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any number of offices may be held by the same person. The board of directors may appoint as additional officers a chairman and other officers of the board.  The board of directors, the chief executive officer, and such other subordinate officers as the board of directors may authorize from time to time, acting singly, may appoint as additional officers one or more vice presidents, assistant secretaries, assistant treasurers, and such other subordinate officers as the board of directors, the chief executive officer, or such other appointing officers deem necessary or appropriate; provided, however, that the board of directors may reject or modify any appointment made by the chief executive officer or other appointing officers.

Section 2.  Term of Office, Resignation.

All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the board of directors and may be removed at any time by the board of directors with or without cause.  Any officer appointed by the chief executive officer or other appointing officer may also be removed at any time by the person appointing the officer with or without cause.  Any officer may resign at any time by giving written notice of his resignation to the board of directors, the chief executive officer, the secretary, or to the officer who appointed the officer, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office appointed by the board of directors shall be filled by the board of directors.  Any vacancy occurring in any office appointed by the chief executive officer or other appointing officer shall be filled by the person appointing the officer.

Section 3.  Duties.

The officers of the Corporation shall perform the duties and exercise the powers as may be assigned to them from time to time by the board of directors, the chief executive officer or, with respect to officers who are appointed by other appointing officers, by the persons appointing them; provided, however, that the board of directors may change the duties and powers of any officer appointed by the chief executive officer or other appointing officers.  In the absence of such assignment, the officers shall have the duties and powers described in Sections 5 through 10 of this Article V.

Section 4.  Chairman of the Board.

The chairman of the board shall preside at all meetings of the stockholders and directors at which the chairman may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws.  The board of directors may delegate such other authority and assign such additional duties to the chairman of the board, other than those conferred by law exclusively upon the chief executive officer, as it may from time to time determine.

Section 5.  Chief Executive Officer.

The chief executive officer shall be the chief executive officer of the Corporation and, subject to the direction and control of the board of directors, shall manage the business of the Corporation.  The chief executive officer shall preside at all meetings of the stockholders and directors at which such officer may be present unless the board of directors has appointed a chairman, vice chairman, or other officer of the board to preside at such meetings.  The chief executive officer may execute contracts, deeds and other instruments on behalf of the Corporation and shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

Section 6.  President.

Unless the offices of chief executive officer and president are held the same person, the president shall be the officer next in rank after the chief executive officer.  The president shall have such authority, power, and duties as are prescribed by the board of directors or the chief executive officer and shall report to the chief executive officer.  Upon the death, absence, or disability of the chief executive officer, the president, if any, shall have the authority, power, and duties of the chief executive officer.  The president may execute contracts, deeds and other instruments on behalf of the Corporation.  In the absence of the chief executive officer or in the event of his disability, inability or refusal to act, the president shall perform the duties and exercise the power of the chief executive officer. The president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

Section 7.  Chief Operating Officer.

The chief operating officer, if any, shall have such authority, power, and duties as are prescribed by the board of directors or the chief executive officer.  The chief operating officer shall be the chief operating officer of the Corporation and shall report to the chief executive officer.  The chief operating officer may execute contracts, deeds and other instruments on behalf of the Corporation.  The chief operating officer shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

Section 8.  Chief Administrative Officer.

The chief administrative officer, if any, shall have such authority, power, and duties as are prescribed by the board of directors or the chief executive officer.  The chief administrative officer shall be the chief administrative officer of the Corporation and shall report to the chief executive officer.  The chief administrative officer may execute contracts, deeds and other instruments on behalf of the Corporation.  The chief administrative officer shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

Section 9.  Executive Vice President.

Each executive vice president, if any, shall perform such functions as may be prescribed by the board of directors, the chairman of the board and chief executive officer or the president and chief operating officer. Each executive vice president may execute contracts, deeds and other instruments on behalf of the Corporation. Each executive vice president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. Upon the death, disability or absence of the chief operating officer, the executive vice president (or if more than one holds office, the executive vice president among those present who has held such office for the longest continuous period, unless another method of selection has been established by resolution of the board of directors) shall perform the duties and exercise the powers of the president and chief executive officer. Each executive vice president shall perform such other duties as the board, the chairman of the board and chief executive officer or the president and chief operating officer may from time to time prescribe or delegate to him.

Section 10. Vice President.

Each vice president, if any, shall perform such functions as may be prescribed by the board of directors, the chairman of the board and the chief executive officer, the president and chief operating officer, or any executive vice president. Each vice president may execute contracts, deeds and other instruments on behalf of the Corporation. The vice president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. Upon the death, disability or absence of the executive vice president, the vice president (or if more than one holds office, the vice president among those present who has held such office for the longest continuous period, unless another method of selection has been established by resolution of the board of directors) shall perform the duties and exercise the powers of the executive vice president. Each vice president shall perform such other duties as the board, the chairman of the board and chief executive officer, the president and chief operating officer, or any executive vice president may from time to time prescribe or delegate to him.

Section 11.  Secretary.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and, upon the request of a person entitled to call a special meeting of the board of directors, he shall give notice of any such special meeting. He shall keep the minutes of all meetings of the stockholders, the board of directors, or any committee established by the board of directors. The secretary shall be responsible for the maintenance of all records of the Corporation and may attest documents on behalf of the Corporation. The secretary shall perform such other duties as the board, the chairman of the board and chief executive officer, the president and chief operating officer or any vice president may from time to time prescribe or delegate to him.

Section 12. Chief Financial Officer and Treasurer.

The chief financial officer shall also be the treasurer of the Corporation and shall be responsible for the control of the funds of the Corporation and the custody of all securities owned by the Corporation. The treasurer shall perform such other duties as the board, the chairman of the board and chief executive officer, the president and chief operating officer may from time to time prescribe or delegate to him.

Section 13. Compensation.

Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the board of directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

Article VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.  Directors and Officers.

Subject to the other sections of this Article VI, the Corporation shall indemnify, to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware in effect on the date hereof and as amended from time to time, any person who was or is threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he, is or was a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any action, suit or proceeding by or in the right of the Corporation (a “Proceeding”). The Corporation shall advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding within ten days after the receipt by the Corporation of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if such person is an officer or director of the Corporation, shall include or be preceded or accompanied by an undertaking by or on behalf of such person to repay any expenses advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expenses. Costs, charges or expenses of investigating or defending Proceedings for which indemnity shall be sought hereunder may be incurred without the Corporation’s consent; provided that no settlement of any such Proceeding may be made without the Corporation’s consent, which consent shall not be unreasonably withheld.

Section 2.  Determination of Right to Indemnification.

(a)           Any indemnification requested by any person under Section 1 of this Article VI shall be made no later than forty-five (45) days after receipt of the written request of such person, unless a determination is made within said forty-five (45) day period (i) by a majority vote of directors who are not parties to such Proceedings, or (ii) in the event a quorum of non-involved directors is not obtainable, at the election of the Corporation, by independent legal counsel in a written opinion, that such person is not entitled to indemnification hereunder.

(b)           Notwithstanding a determination under Section 2(a) above that any person is not entitled to indemnification with respect to a Proceeding, such person shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing such person’s right to indemnification pursuant to these Bylaws. Neither the failure of the Corporation (including its board of directors or independent legal counsel) to have made a determination prior to the commencement of such action that such person is entitled to indemnification hereunder, nor an actual determination by the Corporation (including its board of directors or independent legal counsel) that such person is not entitled to indemnification hereunder, shall be a defense to the action or create any presumption that such person is not entitled to indemnification hereunder.

(c)           The Corporation shall indemnify any person against all expenses incurred in connection with any hearing or Proceeding under this Section 2 if such person prevails on the merits or otherwise in such Proceeding.

Section 3.  Subrogation.

In the event of payment under these Bylaws, the indemnifying party or parties shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person therefor, and such indemnified person shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the indemnifying party or parties to effectively bring suit to enforce such rights.

Section 4.  Presumptions and Effect of Certain Proceedings.

(a)           In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that such person is entitled to indemnification under this Article, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in these Bylaws) of itself adversely affect the right of any person to indemnification or create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

Section 5.  Exception to Right of Indemnification or Advancement of Expenses.

Notwithstanding any other provision of these Bylaws, no person shall be entitled to indemnification or advancement of expenses under these Bylaws with respect to any Proceeding brought by such person, unless the bringing of such Proceeding or making of such claim shall have been approved by the board of directors.

Section 6.  Contract.

The foregoing provisions of this Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VI.

Section 7.  Surviving Corporation.

The board of directors may provide by resolution that references to “the Corporation” in this Article VI shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this Article VI with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

Section 8.  Inurement.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 9.  Employees and Agents.

To the same extent as it may do for a director or officer, the Corporation may indemnify and advance expenses to a person who is not and was not a director or officer of the Corporation but who is or was an employee or agent of the Corporation.

Article VII

CAPITAL STOCK

Section 1.  Certificated and Uncertificated Shares.

Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law.  All certificates of stock of the Corporation shall be number and shall be entered in the books of the Corporation as they are issued.  They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman or a Vice Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.  Any or all of the signatures on the certificate may be a facsimile.

Section 2.  Facsimile Signatures.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, transfer agent or registrar at the date of issue.

Section 3.  Registered Stockholders.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

Section 4.  Cancellation of Certificates.

All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and cancelled.

Section 5.  Lost, Stolen or Destroyed Certificates.

The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the board of directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, give the Corporation and its transfer agent or agents, registrar or registrars a bond in such form and amount as the board of directors may direct as indemnity against any claim that may be made against the

Corporation and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.  Transfer of Shares.

Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

Section 7.  Transfer Agents and Registrars.

The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the board of directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent, or until registered by the registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.

Article VIII

SEAL

The board of directors may adopt and provide a seal which shall be circular in form and shall bear the name of the Corporation and the words “Seal” and “Delaware,” and which, when adopted shall constitute the corporate seal of the Corporation.

Article IX

FISCAL YEAR

The fiscal year for the Corporation shall close on the 31st of December of each year.

Article X

AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these Amended and Restated Bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Amended and Restated Bylaws, the board of directors may, by majority vote of those present at any meeting at which a quorum is present, amend these Amended and Restated Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.